UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2014

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2014, The Manitowoc Company, Inc. (the “Company”) finalized changes to its accounts receivable securitization program by entering into a Fifth Amended and Restated Receivables Purchase Agreement among Manitowoc Funding, LLC (“U.S. Seller”) and Manitowoc Cayman Islands Funding Ltd. (“Cayman Seller”), as sellers, the Company, Garland Commercial Ranges Limited (“Garland”), Convotherm Elektrogeräte GmbH (“Convotherm”), Manitowoc Deutschland GmbH (“Manitowoc Deutschland”), Manitowoc Foodservice UK Limited (“Foodservice UK”), and the other persons from time-to-time party thereto, as servicers, and Wells Fargo Bank, N.A. (“Wells Fargo”), as purchaser and agent (the “Fifth Amended and Restated Receivables Purchase Agreement”). The changes primarily included: (i) increasing the commitment size of this facility from up to $150 million to up to $185 million; and (ii) adding a German subsidiary (Manitowoc Deutschland) and a United Kingdom subsidiary (Foodservice UK) as “originators” under the facility. In addition, there were certain other non-material changes to the facility on terms favorable to the Company.
Under the Fifth Amended and Restated Receivables Purchase Agreement (and the related Purchase and Sale Agreements referenced therein), the Company’s domestic trade accounts receivable are sold to U.S. Seller which, in turn, sells, conveys, transfers and assigns to Wells Fargo (“Purchaser”), all of the U.S. Sellers’ right, title and interest in and to a pool of receivables to the Purchaser. Certain of the Company’s non-U.S. trade accounts receivable will be sold to Cayman Seller which, in turn, will sell, convey, transfer and assign to Purchaser, all of Cayman Seller’s right, title and interest in and to a pool of receivables to the Purchaser. The Purchaser receives ownership of the pool of receivables, in each instance. New receivables are purchased by U.S. Seller or Cayman Seller, as applicable, and resold to the Purchaser as cash collections reduce previously sold investments. The Company, Garland, Convotherm, Manitowoc Deutschland, and Foodservice UK act as the servicers of the receivables and, as such, administer, collect and otherwise enforce the receivables. The servicers are compensated for doing so on terms that are generally consistent with what would be charged by an unrelated servicer. As servicers, they will initially receive payments made by obligors on the receivables but will be required to remit those payments in accordance with the Fifth Amended and Restated Receivables Purchase Agreement. The Purchaser has no recourse for uncollectible receivables. The securitization program also contains customary affirmative and negative covenants, as well as the same financial covenants as are included in the Company’s senior revolving credit facility, as may be amended from time-to-time.
Cayman Seller is a wholly owned, bankruptcy-remote foreign special purpose subsidiary of the Company and U.S. Seller is a wholly owned, bankruptcy-remote, domestic special purpose entity of the Company.
The foregoing description of the Fifth Amended and Restated Receivables Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amended and Restated Receivables Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

10.1
Fifth Amended and Restated Receivables Purchase Agreement among Manitowoc Funding, LLC, Manitowoc Cayman Islands Funding Ltd., as Sellers, The Manitowoc Company, Inc., Garland Commercial Ranges Limited, Convotherm Elektrogeräte GmbH, Manitowoc Deutschland GmbH, Manitowoc Foodservice UK Limited, and the other persons from time-to-time party thereto, as Servicers, and Wells Fargo Bank, N.A., as Purchaser and Agent, dated as of December 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: December 15, 2014	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.

FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Filed Herewith

10.1
Fifth Amended and Restated Receivables Purchase Agreement among Manitowoc Funding, LLC, Manitowoc Cayman Islands Funding Ltd., as Sellers, The Manitowoc Company, Inc., Garland Commercial Ranges Limited, Convotherm Elektrogeräte GmbH, Manitowoc Deutschland GmbH, Manitowoc Foodservice UK Limited, and the other persons from time-to-time party thereto, as Servicers, and Wells Fargo Bank, N.A., as Purchaser and Agent, dated as of December 15, 2014.

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